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
                                       OLD  REPUBLIC  INTERNATIONAL  CORPORATION
                                             EARNINGS  PER  SHARE  EXHIBIT
                                     (Amounts in millions, except per share data)
- ----------------------------------------------------------------------------------------------------------------


                                                                   Computation of Primary Earnings Per Share
                                                               -------------------------------------------------
                                                                   Quarters Ended            Six Months Ended
                                                                      June 30,                   June 30
                                                               ----------------------     ----------------------
                                                                  1996        1995           1996        1995
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common shares outstanding              86.5        77.6           84.9        77.6

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                 6.8         6.8            6.8         7.4
       Stock Options                                                 0.7         0.5            0.7         0.5
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common and common equivalent share     94.1        85.5           92.5        85.4
                                                               ==========  ==========     ==========  ==========

  Net income for the period                                        $55.9       $42.0         $106.0       $81.0

  Less dividends applicable to appropriate Series of
       Redeemable and Convertible Preferred Stock                    1.2         1.2            2.4         2.4
                                                               ----------  ----------     ----------  ----------

  Adjusted net income                                              $54.7       $40.7         $103.5       $78.5
                                                               ==========  ==========     ==========  ==========

  Primary earnings per share                                       $0.58       $0.48          $1.12       $0.92
                                                               ==========  ==========     ==========  ===========


  --------------------------------------------------------------------------------------------------------------

                                                                Computation of Fully Diluted Earnings Per Share
                                                               -------------------------------------------------
                                                                   Quarters Ended            Six Months Ended
                                                                      June 30,                   June 30
                                                               ----------------------     ----------------------
                                                                  1996        1995           1996        1995
                                                               ----------  ----------     ----------  ----------

  Weighted average number of common shares outstanding              86.5        77.6           84.9        77.6

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                 7.0         7.5            7.0         7.5
       Convertible Subordinated Debentures                           ---         6.3            1.5         6.3
       Stock Options                                                 0.8         0.6            0.9         0.6
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common and common equivalent share     94.4        92.3           94.4        92.3
                                                               ==========  ==========     ==========  ==========

  Net income for the period                                        $55.9       $42.0         $106.0       $81.0

  Less dividends applicable to appropriate Series of
       Cumulative Preferred Stock                                    1.1         1.1            2.5         2.3
  Plus interest applicable to Convertible Debentures                 ---         1.0            0.4         2.0
                                                               ----------  ----------     ----------  ----------

  Adjusted net income                                              $54.7       $41.8         $104.0       $80.7
                                                               ==========  ==========     ==========  ==========

  Fully diluted earnings per share                                 $0.58       $0.45          $1.10       $0.87
                                                               ==========  ==========     ==========  ==========



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